Exhibit 10.33

AMENDMENT NUMBER 1

TO

2000 CITY NATIONAL BANK

DIRECTOR DEFERRED COMPENSATION PLAN

(Amended and Restated for Plan Years 2004/5 and Later Effective on January 1, 2009)

WHEREAS, City National Bank (“Bank”) maintains the 2000 City National Bank Director Deferred Compensation Plan (Amended and Restated for Plan Years 2004/5 and Later Effective on January 1, 2009) (the “Plan”) to provide supplemental retirement income benefits for the outside directors of the Bank through deferrals of directors’ fees;

WHEREAS, pursuant to section 3.1(a) of the Plan, a Director who ceases to be a member of the Board of Directors of the Bank and is subsequently re-elected, reappointed or reinstated as an Eligible Director shall not be entitled to make a deferral election during the Initial Election Period;

WHEREAS, pursuant to Section 8.4 of the Plan, the Bank has the right to amend the Plan;

WHEREAS, it is desirable to amend the Plan to permit a subsequently re-elected, reappointed or reinstated Director to make a deferral election during the Initial Election Period subject to the requirements of Section 409A of the Internal Revenue Code and the Treasury Regulations and other Department of Treasury guidance issued thereunder; and

WHEREAS, this amendment is intended not to constitute a material modification, in accordance with Section 1.409A-6(a)(4)(i)(B) of the Treasury Regulations;

NOW, THEREFORE, the Plan is hereby amended, effective as of February 11, 2010, as follows:

1.             Section 3.1(a) of the Plan is amended to read as follows:

“Initial Election Period. Subject to Section 2.1, each Eligible Director may elect to defer Compensation by filing with the Bank or its agent an election that conforms to the requirements of this Section 3.1, using a form, method, or process approved by the Committee, no later than the last day of his or her Initial Election Period, subject to Section 3.1(d).  An Eligible Director who ceases to be a member of the Board of Directors of the Bank (or otherwise ceases to be an Eligible Director) and is subsequently re-elected, reappointed or reinstated as an Eligible Director shall be entitled to make an election pursuant to this Section 3.1(a) as a result of such re-election, reappointment or reinstatement subject to Section 3.1(d) and to complying with the requirements of Section 409A of the Code and the Treasury Regulations and other Department of Treasury guidance issued thereunder.  Any such election shall be irrevocable as of the date it is filed with the Bank or its agent.”

2.             Except as provided herein, the terms of the Plan remain in full force and effect.

IN WITNESS WHEREOF, the Bank has caused its duly authorized officer to execute this Amendment on this 11th day of February, 2010.

CITY NATIONAL BANK

By:	/s/ Patti Fischer

Patti Fischer

Its:	Senior Vice President

Human Resources